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                                                                    Exhibit 10.9


                  ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS

                  THIS ASSIGNMENT, effective the date of last signature below, is by and between GENERAC CORPORATION, a Wisconsin corporation ("Assignor") and GENERAC PORTABLE PRODUCTS, INC. (F/K/A GPPC, INC.), a Delaware corporation ("Assignee").

                                    RECITALS

                  A. Assignor is the sole owner of certain intellectual properties, including the patent applications and patents, together with the inventions disclosed thereby, as described more fully below.

                  B. Assignor desires to assign all of its rights, title and interest in such properties to Assignee, and Assignee desires such an assignment as part of the purchase of Assignor's Portable Products Division and in accordance with the parties' Asset Purchase and Sale Agreement.

                                   AGREEMENTS

                  In consideration of the recitals and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1. ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS. Assignor hereby assigns and transfers to Assignee, its successors and assigns, Assignor's entire rights, title and interest in and to the patents and patent applications listed in Schedule A attached hereto, together with Assignor's entire rights, title and interest in and to the inventions and improvements disclosed therein. Assignor also hereby assigns and transfers its entire rights, title, and interest in and to any continuation, divisional, renewal, substitute or continuation-in-part application or the equivalent thereof with respect to any such patent application, in and to any patent issued from any said patent application, and in and to any reissue or reexamination patent or the equivalent thereof that may result from any such patent or patent application.

                  2. ASSIGNOR WARRANTY. Assignor hereby warrants and represents that it has the unrestricted right to make this Assignment free and clear of all liens, encumbrances, security interests and rights of any third party. Assignor further represents and warrants that no assignment, sale, license, agreement or any other encumbrance has been or will be made or entered into which would conflict with this Assignment or its rights, title and interest in and to said patents and patent applications.

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                  3. ASSIGNOR COOPERATION. Assignor and its successors and
assigns further agree to, without further consideration, promptly provide Assignee with all pertinent documents relating to the patents and/or patent applications listed in Schedule A and will, upon Assignee's reasonable request, provide Assignee with all pertinent facts relating to said patents and/or patent applications. Assignor further agrees to testify as to said facts and documents in any interference, litigation or proceeding related thereto. Assignor will promptly execute and deliver to Assignee or its legal representatives, and undertake all reasonable efforts to secure the same from its employees, agents, officers, directors, as well as any inventor of any patent or patent application hereby assigned, any and all papers, instruments, documents, affidavits or declarations determined by Assignee in its reasonable judgment as required by Assignee to apply for, obtain, maintain, issue or enforce any of said patents or patent applications, any continuation, divisional, renewal, substitute or continuation-in-part application or the equivalent thereof, any patents which may issue from said applications, and any reissue or reexamination patent or the equivalent thereof that may result from any said patent and/or patent application.

                  4. ASSIGNMENT OF ACCRUED ENFORCEMENT RIGHTS. Assignor assigns and transfers to Assignee any and all claims or causes of action for infringement of any patent listed in Schedule A that may have accrued prior to the effective date of this Assignment, together with the right to bring suit for and/or initiate any proceeding to collect any and all damages arising from said claim or cause of action.

                  5. COUNTERPARTS. This Assignment may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, we have hereunto set our hands and seal.

                  For Assignor, Generac Corporation:


                                       BY: /s/ Robert D. Kern
                                           -------------------------------
                                           Printed Name: Robert D. Kern
                                              Title: Chairman of the Board
State of Wisconsin         )
                           :  SS
__________County           )

         On this ____ day of _____________, 1998, before me appeared to me
personally known, who, being by me duly sworn, did say that he is     of Generac
Corporation, and that said instrument was signed


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on behalf of said corporation by authority of the Board of Directors.


                                     --------------------------------
         [Seal]                      Notary Public, State of ________
                                     My commission __________________

         For Assignee, Generac Portable Products, Inc. (f/k/a GPPC, Inc.):

                                     BY /s/ Eric R. Wilkinson
                                        ----------------------------------
                                        Printed Name: Eric R. Wilkinson
                                           Title:  President

State of _________         )
                           :  SS
__________ County          )

         On this ____ day of ______________, 1998, before me appeared ______________________ to me personally known, who, being by me duly sworn, did say that he is of Generac Portable Products, Inc. (f/k/a GPPC, Inc.), and that said instrument was signed on behalf of said corporation by authority of the Board of Directors.

                                     --------------------------------
         [Seal]                      Notary Public, State of ________
                                     My commission __________________





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                                   SCHEDULE A

1. Patent No. 5,718,255, for "Flow Responsive Diverting Valve," issued February 17, 1998.

2. Patent Application Serial No. 08/780,520, for "Improved Piston for Water Pump and Related Method," filed January 8, 1997.

3. Patent Application Serial No. 08/780,406, for "Flow Control Valve for a Pressure Washer," filed January 9, 1997.

4. Patent Application Serial No. 08/810,215, for "Improved Adapter for Mechanically Coupling a Pump and Prime Mover," filed February 28, 1997.

5. PCT Patent Application Serial No. PCT/US97/24033 for "Flow Control Valve for a Pressure Washer," filed December 29, 1997.

6. PCT Patent Application Serial No. PCT/US97/24032 for "Improved Piston for Water Pump and Related Method," filed December 29, 1997

7. PCT Patent Application Serial No. PCT/US97/24034 for "Flow Responsive Diverting Valve," filed December 29, 1997.

8. PCT Patent Application Serial No. PCT/US98/02303 for "Improved Adapter for Mechanically Coupling a Pump and Prime Mover," filed January 21, 1998.



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